                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-8

           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                    RICHMAN GORDMAN 1/2 PRICE STORES, INC.
--------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)

          DELAWARE                                               47-0771211
--------------------------------------------------------------------------------
(State or other Jurisdiction of                              (I.R.S. Employer
incorporation or organization)                               Identification No.)

   12100 West Center Road, Omaha, NE                                 68144
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(Address of Principal Executive Offices)                           (Zip Code)

                           1997 STOCK OPTION  PLAN
--------------------------------------------------------------------------------
                          (Full title of the plan)

          Jeffrey J. Gordman, 12100 W. Center Road, Omaha, NE 68144
--------------------------------------------------------------------------------
                   (Name and address of agent for service)

                                (402) 691-4000
--------------------------------------------------------------------------------
        (Telephone number, including area code, of agent for service)


                       Calculation of Registration Fee

                                                              Proposed
                                               Proposed       Maximum
Title of Securities    Amount to be        Maximum offering   Aggregate Offering      Amount of
to be registered        Registered          Price per unit    Price                   Registration fee
------------------------------------------------------------------------------------------------------
Series A common        900,000*            $0.051             $45,900                 $151.47
stock, issuable upon
the exercise of options
which may be granted
under the 1997 Stock
Option Plan

* In accordance with Rule 416, there are also being registered an indeterminate amount of additional shares of Series A Common Stock as may become issuable upon the exercise of options which may be granted under the 1997 Stock Option Plan pursuant to the antidilution provisions of such plan.

--------------------------------------------------------------------------------
                              Page 1 of 12 Pages.
                       Exhibit Index Appears on Page 8.

                                    PART I


ITEM 1.   PLAN INFORMATION.

     Information required by Item 1 to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act") and the Note to Part I of Form S-8.

ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN
           ANNUAL INFORMATION.

     Information required by Item 2 to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.


                                   PART II


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents are incorporated herein by reference:

          (a) The Registrant's Annual Report for the fiscal year ended February 1, 1997, on Form 10-K, as filed with the Commission on May 2, 1997;

          (b) The Registrant's Quarterly Report for the three months ended May 3, 1997, on Form 10-Q, as filed with the Commission on June 19, 1997;

          (c) The Registrant's Quarterly Report for the three months ended August 2, 1997, on Form 10-Q, as filed with the Commission on September 16, 1997; and

          (d) The description of the class of securities contained in the Registrant's Registration Statement on Form S-1, as filed with the Commission on May 26, 1994 (File No. 33-79382), under the Securities Act of 1933, as amended (the "Securities Act"), including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be


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


deemed incorporated by this reference in this Registration Statement and to be a part hereof from the respective date of filing of such documents. Any statement contained in a document incorporated by reference herein is modified or superseded to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which incorporated by reference modifies or replaces such statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

     The Common Stock of the Registrant is registered under Section 12 of the Securities Exchange Act of 1934, as amended.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not Applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law permits indemnification of directors, officers and other corporate agents under certain circumstances and subject to certain limitations. The Registrant's Certificate of Incorporation and its By-Laws provide that the Registrant shall indemnify its directors, officers, employees and agents to the full extent permitted by the Delaware General Corporation Law, including circumstances in which indemnification is otherwise discretionary under Delaware law. The Registrant maintains a directors and officers liability policy with a $5,000,000 aggregate liability limit covering the period following emergence from bankruptcy. The Registrant also maintains a policy with a $2,000,000 aggregate liability limit covering acts prior to October 20, 1993, which will expire on October 20, 1997.

     The indemnification provisions discussed above may be sufficiently broad to permit indemnification of the Registrant's officers and directors for liabilities arising under the Securities Act. Please see, "ITEM 9. UNDERTAKINGS."

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable.

ITEM 8.   EXHIBITS.

     See Exhibit Index.

ITEM 9.   UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:



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


     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b)) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities being offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


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


     (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction whether such indemnification by it is against the public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                 [Remainder of page intentionally left blank]


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

                                  SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on August 19, 1997.


                                          RICHMAN GORDMAN 1/2 PRICE
                                          STORES, INC.



Date: August 19, 1997                     By: /s/ Jeffrey J. Gordman
                                              ---------------------------
                                              Jeffrey J. Gordman, President and
                                              Chief Executive Officer



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


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Name                             Positions                          Date
----                             ---------                          ----

/s/ Jeffrey J. Gordman           President and Chief Executive   August 19, 1997
----------------------           Officer, Director
Jeffrey J. Gordman


/s/ Paul M. Bass, Jr.            Chairman, Board of Directors    August 19, 1997
---------------------
Paul M. Bass, Jr.


/s/ Paul M. Buxbaum              Director                        August 19, 1997
-------------------
Paul M. Buxbaum


/s/ Jerome P. Gordman            Director                        August 19, 1997
---------------------
Jerome P. Gordman


/s/ Nelson T. Gordman            Director                        August 19, 1997
---------------------
Nelson T. Gordman


/s/ Thomas J. Noonan, Jr.        Director                        August 19, 1997
------------------------
Thomas J. Noonan, Jr.


/s/ Philip Scheipe               Director                        August 19, 1997
------------------
Philip Scheipe


/s/ Seth Lehr                    Director                        August 19, 1997
-------------
Seth Lehr


/s/ Michael A. Mallaro           Vice President of Finance and   August 19, 1997
----------------------           Chief Financial Officer
Michael A. Mallaro

                                EXHIBIT INDEX



Exhibit         Description                                          Page
-------         -----------                                          ----
(4)(ii)         Instruments defining the rights of
                security holders including indentures -- Articles 5
                and 6 of the Certificate of Incorporation of Richman
                Gordman 1/2 Price Stores, Inc. (incorporated by
                reference to the Registrant's Registration Statement
                on Form S-1 (File No. 33-79382), as filed with the
                Commission on May 26, 1994)                           --

(4)(iii)        Instruments defining the rights of security holders
                including indentures -- 1997 Stock Option Plan
                (incorporated by reference to the Registrant's
                Quarterly Report on Form 10-Q for the three months
                ended August 2, 1997, as filed with the Commission
                on September 16, 1997)                                --

(5)             Opinion of Dixon & Dixon Ltd., L.L.P. Regarding
                Legality (incorporated by reference to Amendment
                No. 3 to the Registrant's Registration Statement on
                Form S-1 (File No. 33-79382), as filed with the
                Commission on February 2, 1995)                       --

(23)(i)         Consents of Experts -- Dixon & Jessup, L.L.P.          9

(23)(ii)        Consents of Experts -- Deloitte & Touche LLP          11


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